EXHIBIT 10.8

CERTAIN PERSONALLY IDENTIFIABLE INFORMATION CONTAINED IN

THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED.

AGREEMENT OF JOINT RESEARCH AND DEVELOPMENT

Party A: Beijing Zhenxigu Medical Research Center (L.P.)

Party B: Yubo International Biotech (Beijing) Limited

WHEREAS:

Party A is a high-tech R&D center in the biomedicine field, which owns numerous core patent technologies and GMP standard laboratory environment. Its expert team has participated in many national major renewable medical subject and special projects.

Party B is a company holding shares by Party A. Through friendly consultation, the Parties have reached an agreement to carry out filing application and market cooperation of medical devices on the basis of “repaired liquid dressings (temporary name subject to the approval by FDA)” independently developed by Party A. Now therefore, the Parties agree as follows:

1.	Both Parties agree that Party A will entrust a full-fledged third party to apply for filing of medical devices, the right to decide on manufacturing of the medical devices and other relevant intellectual property rights shall be owned by Party A. Provided that to the extent permitted by national laws and regulations, the products after the filing, shall bear the words of “Joint Research by Beijing Zhenxigu Medical Research Center, Yubo International Biotech (Beijing) Limited” (the details shall be implemented pursuant to the relevant national regulations) on the package thereof.

2.	Party A shall be solely responsible for the research and development, the development and application of medical devices of this Project. Party B is responsible for part of the relevant R&D expenses: RMB241,880 (two hundred and forty-one thousand, eight hundred and eighty yuan) shall be deemed as joint research expenses and be paid within 3 working days following the execution of this Agreement.

3.	As the owner of the manufacturing decision right of filed products and relevant intellectual property rights, Party A hereby authorizes Party B to be the nationwide exclusive distributor of supporting products for Platinum specific atomization inhaler applications, to be responsible for the comprehensive sales and after-sale service of products in the field. Other applications shall not be subject to this restriction.

4.	After the successful filing and listing, the contribution and cost allocation of the scientific research team shall be taken into full account, and the price shall be re-determined after the actual production costs are accounted for. Party A shall continue to develop other application fields beyond this application, and the Parties shall carry out cooperation in the form of entrustment or joint research and development and enter into agreement on relevant interests in advance.

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5.	Party A’s account information is as follows:

Company Name: Beijing Zhenxigu Medical Research Center (L.P.)

Unified Social Credit Code: [***************]

Opening Bank: China Merchants Bank Beijing West Railway Station Branch

Bank Account Number: [***************]

Address: Room 301, Building 23, No. 31 Xishiku Street, Xicheng District, Beijing, Tel: 010-56256475

6.	Party B’s invoicing information is as follows:

Account Name: Yubo International Biotech (Beijing) Limited Unified Social Credit Code: [***************]

This Agreement is made in quadruplicate. Party A and Party B shall each hold two copies. This Agreement will be effective as long as it is signed and/or sealed. Scanned copies shall have the same legal effect as the originals.

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(This page is the signature page, without text)

Party A: Beijing Zhenxigu Medical Research Center (L.P.) (Seal)

Authorized Representative (Signature)

Party B: Yubo International Biotech (Beijing) Limited (Seal)

Authorized Representative (Signature)

Date of Signature:

Signing time: February 17, 2020

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